                                                                    Exhibit 99.1

                                Joint Filer Information

Name of Joint Filer:                       EG Sponsor LLC
Address of Joint Filer:                    375 Park Avenue, 24th Floor
        New York, NY 10152
Relationship of Joint Filer to Issuer:     10% Owner
Issuer Name and Ticker or Trading Symbol:  EG Acquisition Corp. [EGGFU]
Date of Event Requiring Statement:         6/2/2021
(Month/Day/Year):

Name of Joint Filer:       EnTrust Global Management GP LLC
Address of Joint Filer:      375 Park Avenue, 24th Floor,
        New York, NY 10152
Relationship of Joint Filer to Issuer:     10% Owner
Issuer Name and Ticker or Trading Symbol:  EG Acquisition Corp. [EGGFU]
Date of Event Requiring Statement:         6/2/2021
Month/Day/Year):

Name of Joint Filer:                       GH Onshore GP LLC
Address of Joint Filer:                    375 Park Avenue, 24th Floor,
        New York, NY 10152
Relationship of Joint Filer to Issuer:     10% Owner
Title:
Issuer Name and Ticker or Trading Symbol:  EG Acquisition Corp. [EGGFU]
Month/Day/Year):                           6/2/2021

Name of Joint Filer:                       Gregg S. Hymowitz
Address of Joint Filer:                    375 Park Avenue, 24th Floor,
        New York, NY 10152
Relationship of Joint Filer to Issuer:     10% Owner; Director; Chief
        Executive Officer
Title:
Issuer Name and Ticker or Trading Symbol:  EG Acquisition Corp. [EGGFU]
Month/Day/Year):                           6/2/2021